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American International Group, Inc., and Subsidiaries

Exhibit 21

Subsidiaries of Registrant

As of December 31, 2010	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

American International Group, Inc.(2)	Delaware
AIA Aurora LLC	Delaware	100
AIG Capital Corporation	Delaware	100
AIG Consumer Finance Group, Inc.	Delaware	100
AIG Credit S.A.	Poland	100
AIG Credit Corp.	Delaware	100
A.I. Credit Consumer Discount Company	Pennsylvania	100
A.I. Credit Corp.	New Hampshire	100
AICCO, Inc.	Delaware	100
AICCO, Inc.	California	100
AIG Credit Corp. of Canada	Canada	100
Imperial Premium Funding, Inc.	Delaware	100
AIG Equipment Finance Holdings, Inc.	Delaware	100
AIG Commercial Equipment Finance, Inc.	Delaware	100
AIG Commercial Equipment Finance Company, Canada	Canada	100
AIG Rail Services, Inc.*	Delaware	100
AIG Finance Holdings, Inc.	New York	100
AIG Global Asset Management Holdings Corp.	Delaware	100
AIG Asset Management (Asia) Limited	Hong Kong	100
AIG Asset Management (U.S.), LLC	Delaware	100
AIG Asset Management Services, Inc.	Delaware	100
AIG Global Real Estate Investment Corp.	Delaware	100
AIG Securities Lending Corp.	Delaware	100
International Lease Finance Corporation	California	100
AIG Federal Savings Bank	The United States	100
AIG Financial Advisor Services, Inc.	Delaware	100
AIG Global Investment (Luxembourg) S.A.	Luxembourg	100
AIG Financial Products Corp.	Delaware	100
AIG-FP Matched Funding Corp.	Delaware	100
AIG Matched Funding Corp.	Delaware	100
Banque AIG S.A.	France	90	(3)
AIG Funding, Inc.	Delaware	100
AIG Global Services, Inc.	New Hampshire	100
AIG Life Holdings (International) LLC	Delaware	100
AIG Star Life Insurance Co., Ltd.	Japan	100	(4)
American International Reinsurance Company, Ltd.	Bermuda	100
Chartis Seguros Mexico, S.A. de C.V.	Mexico	100
AIG Edison Life Insurance Company	Japan	73.22	(5)
Nan Shan Life Insurance Company, Limited	Taiwan	97.57
AIG Life Insurance Company (Switzerland) Ltd.	Switzerland	100
AIG Lotus LLC	Delaware	100
AIG Markets, Inc.	Delaware	100
AIG Trading Group Inc.	Delaware	100
AIG International Inc.	Delaware	100
AIUH LLC	Delaware	100
Chartis Inc.	Delaware	100
Chartis Global Claims Services, Inc.	Delaware	100

AIG 2010 Form 10-K            401

American International Group, Inc., and Subsidiaries

As of December 31, 2010	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

Chartis Claims, Inc.	Delaware	100
Health Direct, Inc.	Delaware	100
Chartis Global Services, Inc.	Delaware	100
Chartis International, LLC	Delaware	100
AIG Global Trade & Political Risk Insurance Company	New Jersey	100
AIU Insurance Company	New York	100
Chartis Insurance Company China Limited	China	100
Chartis Taiwan Insurance Co., Ltd.	Taiwan	100
AIU Insurance Company (Trinidad & Tobago) Limited	Trinidad & Tobago	100
Chartis Africa Holdings, Inc.	Delaware	100
Chartis Kenya Insurance Company Limited	Kenya	66.67
Chartis Asia Pacific Pte. Ltd.	Singapore	100
Chartis Singapore Insurance Pte. Ltd.	Singapore	100
Chartis Australia Insurance Limited	Australia	100
Chartis New Zealand Limited	New Zealand	100
Chartis Central Europe & CIS Insurance Holdings Corporation	Delaware	100
UBB-Chartis Insurance Company AD	Bulgaria	40
Chartis European Insurance Investments Inc.	England	100
Chartis Far East Holdings Kabushiki Kaisha	Japan	100
JI Accident & Fire Insurance Company, Ltd.	Japan	50
Chartis Ukraine Insurance Company CJSC	Ukraine	94.24	(6)
Chartis Kazakhstan Insurance Company	Kazakhstan	100
Chartis Latin America Investments, LLC	Delaware	100
Chartis Memsa Holdings, Inc.	Delaware	100
CHARTIS Investment Holdings (Private) Limited	Sri Lanka	100
CHARTIS Insurance Limited	Sri Lanka	100
Chartis Iraq, Inc.	Delaware	100
CHARTIS Lebanon S.A.L.	Lebanon	100
Chartis Libya, Inc.	Delaware	100
Tata AIG General Insurance Company Limited	India	26
Chartis Overseas Limited	Bermuda	100
American International Underwriters del Ecuador S.A.	Ecuador	100
AIG Metropolitana Compania de Seguros y Reaseguros S.A.	Ecuador	32.06	(7)
Arabian American Insurance Company (Bahrain) E.C.	Bahrain	100
Chartis Chile Compania de Seguros Generales S.A.	Chile	100
CHARTIS Cyprus Ltd	Cyprus	100
Chartis Global Management Company Limited	Bermuda	100
La Meridional Compania Argentina de Seguros S.A.	Argentina	95	(8)
Chartis I.I. – Puerto Rico	Puerto Rico	100
Chartis Insurance (Guernsey) PCC Limited	Guernsey	100
Chartis Insurance (Thailand) Company Limited	Thailand	100
Chartis Insurance Company – Puerto Rico	Puerto Rico	100
Chartis Seguros Colombia S.A.	Colombia	97.3	(9)
Chartis Insurance Hong Kong Limited	Hong Kong	100
Chartis Luxembourg Financing Limited	England	100
CHARTIS MEMSA Insurance Company Limited	United Arab Emirates	100
AIG Pakistan Insurance Company Limited	Pakistan	100
Chartis Seguros Brasil S.A.	Brazil	100
Chartis Seguros Guatemala, S.A.	Guatemala	100
Chartis Seguros Uruguay S.A.	Uruguay	100

402            AIG 2010 Form 10-K

American International Group, Inc., and Subsidiaries

As of December 31, 2010	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

CHARTIS Sigorta A.S.	Turkey	100
CHARTIS Takaful-Enaya B.S.C. (c)	Bahrain	100
Chartis Uganda Insurance Company Limited	Uganda	100
Chartis Vietnam Insurance Company Limited	Vietnam	100
Johannesburg Insurance Holdings (Proprietary) Limited	South Africa	100
Chartis Life South Africa Limited	South Africa	100
Chartis South Africa Limited	South Africa	100
Underwriters Adjustment Company, Inc. Panama	Panama	100
Hellas Insurance Co. S.A.	Greece	50
Inversiones Segucasai, C.A.	Venezuela	50
C.A. de Seguros American International	Venezuela	93.78
AIG Israel Insurance Company Ltd.	Israel	50.01
Chartis Uzbekistan Insurance Company LLC	Uzbekistan	51
PT Chartis Insurance Indonesia	Indonesia	61.208	(10)
Chartis Overseas Association	Bermuda	67	(11)
Chartis Malaysia Insurance Berhad	Malaysia	100
Chartis North America, Inc.	New York	100
Chartis Europe Holdings Limited	Ireland	64.909	(12)
Chartis Europe, S.A.	France	86.33	(13)
AIG Germany Holding GmbH	Germany	100
Chartis Romania Insurance Company S.A.	Romania	99.99
CJSC Chartis Insurance Company	Russia	100
Chartis Insurance Ireland Limited	Ireland	100
Chartis UK Holdings Limited	England	100
Chartis UK Financing Limited	England	100
Chartis UK Sub Holdings Limited	England	100
Chartis Insurance UK Limited	England	100
Chartis Philippines Insurance Inc.	Philippines	91	(14)
Chartis Seguros, El Salvador, Sociedad Anonima	El Salvador	99.99	(15)
Chartis Vida, Sociedad Anonima, Seguros de Personas	El Salvador	100
Chartis Technology and Operations Management Corporation	New York	100
Travel Guard Worldwide, Inc.	Wisconsin	100
AIG Travel Assist, Inc.	Delaware	100
Travel Guard Americas LLC	Wisconsin	100
Travel Guard Asia Pacific Pte. Ltd.	Singapore	100
Travel Guard EMEA Limited	England	100
AIG Travel Insurance Agency, Inc.	Texas	100
Livetravel, Inc.	Wisconsin	100
Travel Guard Group Canada, Inc.	Canada	100
Travel Guard Group, Inc.	Delaware	100
WINGS International (World Insurance Network Global System) SA	France	100
Chartis Azerbaijan Insurance Company Open Joint Stock Company	Azerbaijan	49	(16)
Global Information Services Private Limited	India	50
Chartis Egypt Insurance Company S.A.E.	Egypt	95.02
Chartis U.S., Inc.	Delaware	100
American Home Assurance Company	New York	100
American International Realty Corp.	Delaware	31.5	(17)
Chartis Non-Life Holding Company (Japan), Inc.	Delaware	100
The Fuji Fire & Marine Insurance Company, Limited	Japan	38.62	(18)
American Fuji Fire & Marine Insurance Company	Illinois	100

AIG 2010 Form 10-K            403

American International Group, Inc., and Subsidiaries

As of December 31, 2010	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

Fuji International Insurance Company Limited	United Kingdom	100
Fuji Life Insurance Company Ltd.	Japan	100
Pine Street Real Estate Holdings Corp.	New Hampshire	31.47	(19)
Chartis Aerospace Insurance Services, Inc.	Georgia	100
Chartis Insurance Agency, Inc.	New Jersey	100
Chartis Insurance Company of Canada	Canada	100
Chartis Property Casualty Company	Pennsylvania	100
Commerce and Industry Insurance Company	New York	100
AIG Polska Towarzystwo Ubezpiecen S.A.	Poland	99.25
Landmark Insurance Company	California	100
National Union Fire Insurance Company of Pittsburgh, Pa.	Pennsylvania	100
Chartis Select Insurance Company	Delaware	100
Chartis Excess Limited	Ireland	100
Chartis Specialty Insurance Company	Illinois	70	(20)
Lexington Insurance Company	Delaware	70	(21)
Mt. Mansfield Company, Inc.	Vermont	100
National Union Fire Insurance Company of Vermont	Vermont	100
United Guaranty Corporation	North Carolina	45.88	(22)
AIG Centre Capital Group, Inc.	North Carolina	100
AIG United Guaranty Agenzia di Assicurazione S.R.L.	Italy	100
AIG United Guaranty Insurance (Asia) Limited	Hong Kong	100
AIG United Guaranty Mexico, S.A.	Mexico	99.999	(23)
AIG United Guaranty Re Limited	Ireland	100
United Guaranty Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company	North Carolina	100
United Guaranty Mortgage Insurance Company of North Carolina	North Carolina	100
United Guaranty Partners Insurance Company	Vermont	100
United Guaranty Residential Insurance Company of North Carolina	North Carolina	100
United Guaranty Services, Inc.	North Carolina	100
United Guaranty Residential Insurance Company	North Carolina	75.03	(24)
United Guaranty Commercial Insurance Company of North Carolina	North Carolina	100
United Guaranty Credit Insurance Company	North Carolina	100
United Guaranty Mortgage Indemnity Company	North Carolina	100
New Hampshire Insurance Company	Pennsylvania	100
Chartis Casualty Company	Pennsylvania	100
Granite State Insurance Company	Pennsylvania	100
Illinois National Insurance Co.	Illinois	100
Morefar Marketing, Inc.	Delaware	100
New Hampshire Insurance Services, Inc.	New Hampshire	100
Risk Specialists Companies, Inc.	Delaware	100
Risk Specialists Companies Insurance Agency, Inc.	Massachusetts	100
Agency Management Corporation	Louisiana	100
The Gulf Agency, Inc.	Alabama	100
Design Professionals Association Risk Purchasing Group, Inc.	Illinois	100
The Insurance Company of the State of Pennsylvania	Pennsylvania	100
ALICO Holdings LLC	Delaware	100
American Security Life Insurance Company, Ltd.	Liechtenstein	100
MG Reinsurance Limited	Vermont	100
SAFG Retirement Services, Inc.	Delaware	100
SunAmerica Life Insurance Company	Arizona	100

404            AIG 2010 Form 10-K

American International Group, Inc., and Subsidiaries

As of December 31, 2010	Jurisdiction of Incorporation or Organization	Percentage of Voting Securities held by Immediate Parent(1)

SunAmerica Annuity and Life Assurance Company	Arizona	100
SunAmerica Asset Management Corp.	Delaware	100
SunAmerica Capital Services, Inc.	Delaware	100
SunAmerica Investments, Inc.	Georgia	100
AIG Advisor Group, Inc.	Maryland	100
SagePoint Financial, Inc.	Delaware	100
Financial Service Corporation	Delaware	100
FSC Securities Corporation	Delaware	100
Royal Alliance Associates, Inc.	Delaware	100
SunAmerica Affordable Housing Partners, Inc.	California	100
SunAmerica (Cayman) Co., Ltd.	Cayman Islands	100
SunAmerica Retirement Markets, Inc.	Maryland	100
First SunAmerica Life Insurance Company	New York	100
SunAmerica Financial Group, Inc.	Texas	100
AGC Life Insurance Company	Missouri	100
AIG Life of Bermuda, Ltd.	Bermuda	100
American General Life Insurance Company of Delaware	Delaware	100
American General Life and Accident Insurance Company	Tennessee	100
American General Bancassurance Services, Inc.	Illinois	100
American General Property Insurance Company	Tennessee	100
American General Life Insurance Company	Texas	100
AIG Enterprise Services, LLC	Delaware	100
American General Annuity Service Corporation	Texas	100
American General Life Companies, LLC	Delaware	100
The Variable Annuity Life Insurance Company	Texas	100
Valic Retirement Services Company	Texas	100
The United States Life Insurance Company in the City of New York	New York	100
Western National Life Insurance Company	Texas	100
American General Assurance Company	Illinois	100
American General Indemnity Company	Illinois	100
American General Investment Management Corporation	Delaware	100
American General Realty Investment Corporation	Texas	100
Knickerbocker Corporation	Texas	100

(*)
In connection with AIG's asset disposition plan, through February 24, 2011, AIG has entered into agreements to sell this company.

(1)
Percentages include directors' qualifying shares.

(2)
Substantially all subsidiaries listed are consolidated in the accompanying financial statements. Certain subsidiaries have been omitted from the tabulation. The omitted subsidiaries, when considered in the aggregate, do not constitute a significant subsidiary.

(3)
Also owned 10 percent by AIG Matched Funding Corp.

(4)
The entire 100% AIG interest in AIG Star Life Insurance Company, Limited was sold on February 1, 2011.

(5)
Also owned 18.64 percent by American International Group, Inc. and 8.14 percent by a subsidiary of AIG Financial Assurance Japan K.K.

The entire 100% AIG interest in AIG Edison Life Insurance Company was sold on February 1, 2011.

(6)
Also owned 5.74 percent by Steppe Securities, L.L.C. and 0.02 percent by Chartis Central Europe & CIS Insurance Holdings Corporation.

(7)
Also owned 19.72 percent by Chartis Overseas Association.

(8)
Also owned 4.99 percent by Chartis Global Management Company Limited.

(9)
Also owned 2.7 percent by Chartis Insurance Company – Puerto Rico.

(10)
Also owned 38.792 percent by PT. Tiara Citra Cemerlan.

AIG 2010 Form 10-K            405

American International Group, Inc., and Subsidiaries

(11)
Also owned 12 percent by New Hampshire Insurance Company, 11 percent by National Union Fire Insurance Company of Pittsburgh, Pa., and 10 percent by American Home Assurance Company.

(12)
Also owned 31.411 percent by Chartis Overseas Limited, 2.225 percent by Chartis Bermuda Limited, and 1.455 percent by Chartis Luxembourg Financing Limited.

(13)
Also owned 8.21 percent by Chartis Overseas Limited and 5.46 percent by Chartis UK Holdings Limited.

(14)
Also owned 9 percent by Chartis International, LLC.

(15)
Also owned 0.01 percent by Chartis Latin America Investments, LLC.

(16)
Also owned 51 percent by American International Group, Inc.

(17)
Also owned 27.1 percent by New Hampshire Insurance Company, 22 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 5.8 percent by AIU Insurance Company, 5 percent by Commerce and Industry Insurance Company, 4 percent by The Insurance Company of the State of Pennsylvania, 1.7 percent by Lexington Insurance Company, 1.6 percent by Chartis Property Casualty Company, 0.7 percent by Illinois National Insurance Co., and 0.6 percent by Granite State Insurance Company.

(18)
Also owned 10.04 percent by Chartis Far East Holdings Kabushiki Kaisha, and 6 percent by Chartis Europe, S.A.

(19)
Also owned 27 percent by New Hampshire Insurance Company, 22.06 percent by National Union Fire Insurance Company of Pittsburgh, Pa., 5.75 percent by AIU Insurance Company, 5.05 percent by Commerce and Industry Insurance Company, 4.05 percent by The Insurance Company of the State of Pennsylvania, 1.67 percent by Lexington Insurance Company, 1.62 percent by Chartis Property Casualty Company, 0.73 percent by Illinois National Insurance Co., and 0.6 percent by Granite State Insurance Company.

(20)
Also owned 20 percent by The Insurance Company of the State of Pennsylvania and 10 percent by Chartis Property Casualty Company.

(21)
Also owned 20 percent by The Insurance Company of the State of Pennsylvania and 10 percent by Chartis Property Casualty Company.

(22)
Also owned 35.12 percent by New Hampshire Insurance Company and 19 percent by The Insurance Company of the State of Pennsylvania. Effective as of December 31, 2010, the entire 100 percent interest in United Guaranty Corporation was transferred to American International Group, Inc.

(23)
Also owned 0.001 percent by United Guaranty Services, Inc.

(24)
Also owned 24.97 percent by United Guaranty Residential Insurance Company of North Carolina.

406            AIG 2010 Form 10-K

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  Exhibit 21